Exhibit 99.1

Item 9.01 (c).:

Canterbury Park Comments on

Minnesota House Omnibus Tax Bill

May 12, 2005

Contact: John Groen

(952) 233-4860

SHAKOPEE, Minn. — Canterbury Park Holding Corporation (AMEX: ECP) announced today that the Minnesota House of Representatives passed an omnibus tax bill late Wednesday that includes a fifteen percent tax on gross card club revenues at Canterbury Park.   In 2004, the levy would have amounted to a $4,265,000 gaming tax on reported Card Club revenues of $28,432,000.  However, the Minnesota Senate tax bill, which passed off the Senate floor last week, does not include a new tax on the Card Club.

The Minnesota House and Senate will next appoint conference committee members to reconcile the differences between their respective tax bills.  No timeline has been set for conference committee action.  The Minnesota Legislature is required to adjourn on May 23rd.  If the Legislature does not reach agreement before its adjournment date, Governor Tim Pawlenty will have to call a special session to pass a budget agreement.

“We are obviously concerned by the recent actions of the Minnesota House of Representatives, and we will continue to work with legislators as the bill moves into conference committee,” commented Canterbury Park President Randy Sampson.  “If the Legislature were to impose a fifteen percent tax on card club revenues without authorizing more card tables or the addition of slot gaming, there would be a material adverse effect on Card Club operations, and cause significant damage to Minnesota’s horse industry, which has benefited from increased purses at Canterbury Park since opening the Card Club.”

About Canterbury Park:

Named to Fortune Small Business’ July 2004, 100 fastest growing companies list (#52), Canterbury Park Holding Corporation owns and operates Canterbury Park Racetrack, Minnesota’s only pari-mutuel horse racing facility. The Company’s 69-day 2005 live race meet began on May 7 and ends September 5, 2005.  In addition, the Company is authorized under Minnesota law to host “unbanked” card games. Canterbury Park’s Card Club operates 24 hours a day, seven days a week, and receives collection revenue from 31 poker tables and 19 tables offering a variety of unbanked card games. The Company also conducts year-round wagering of simulcast horse racing and hosts a variety of other entertainment and special events at its facility in Shakopee, Minnesota. For more information about the Company please visit us at www.canterburypark.com.

Cautionary Statement:

From time to time, in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, the Company may make forward-looking statements concerning possible or anticipated future financial performance, business activities or plans which are typically preceded by the words “believes,” “expects,” “anticipates,” “intends” or similar expressions. For such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in federal securities laws. Shareholders and the investing public should understand that such forward-looking statements are subject to risks and uncertainties which could cause actual performance, activities or plans to differ significantly from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: material fluctuations in attendance at the Racetrack, material changes in the level of wagering by patrons, decline in interest in the unbanked card games offered at the Card Club, competition from other venues offering unbanked card games, legislative and regulatory changes, the impact of wagering products and technologies introduced by competitors; increases in the percentage of revenues allocated for purse fund payments; increases in compensation and employee benefit costs; the general health of the gaming sector; higher than expected expense related to new marketing initiatives; and other factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission.